Exhibit 4.1

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 39

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

dated effective as of May 23, 2016

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2016A Secured Obligations

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY.  THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES.  THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT.  THIS INSTRUMENT CONTAINS AN AFTER‑ACQUIRED PROPERTY CLAUSE.  PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT.  FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT.  THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84‑0464189

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Attachment 1	Form of 4.250% First Mortgage Bonds, Series 2016A, due 2046
Exhibit A-32	Certain Additional Real Property
Exhibit E-30	Description of Series 2016A Secured Obligations
Exhibit H-33

Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Thirty-eighth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Kansas, Nebraska, and Wyoming, full descriptions of property encumbered in Kansas, Nebraska, and Wyoming.  There is no Twenty-fifth Supplemental Indenture.

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 39

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 39, dated and effective as of May 23, 2016 (this “Thirty-ninth Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in Minneapolis, Minnesota and authorized to act as a corporate trustee in Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by thirty-seven supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 2.02, 2.09, 2.12, 4.02 and 9.01(c) of the Original Indenture and the Purchase Agreement dated as of May 16, 2016 (the “2016 Bond Purchase Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the purchasers as specified therein (the “Initial Purchasers”), the Company has issued and sold the 4.250% First Mortgage Bonds, Series 2016A, due 2046, in the aggregate principal amount of $250,000,000 (as more particularly described in this Thirty-ninth Supplemental Indenture and in Exhibit E-30 and Attachment 1, and together with any substitute bonds issued in exchange therefor pursuant to the Original Indenture and this Thirty-ninth Supplemental Indenture, the “2016 Secured Bonds”), which are all issued for the purpose of repaying certain of the Company’s indebtedness and other general corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2016A (the “Series 2016A Secured Obligations”) and to further supplement the Original Indenture by this Thirty-ninth Supplemental Indenture in order to authorize the Series 2016A Secured Obligations; and

WHEREAS, pursuant to the Exchange and Registration Rights Agreement dated as of May 23, 2016 (the “Exchange and Registration Rights Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) related to an offer to exchange the Exchange 2016 Secured Bonds (as hereinafter defined) for the Initial 2016 Secured Bonds (as hereinafter defined) and/or, if applicable, to file a registration statement under the 1933 Act for the 2016 Secured Bonds; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the 2016 Secured Bonds as the Series 2016A Secured Obligations and to deliver them to the Initial Purchasers pursuant to the 2016 Bond Purchase Agreement, and such Series 2016A Secured Obligations pursuant to Section 2.04 of the Original Indenture shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-33 hereto; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, all acts and things necessary to make this Thirty-ninth Supplemental Indenture the valid, legal, and binding obligation of the Company and to make the Series 2016A Secured Obligations issued pursuant to this Thirty-ninth Supplemental Indenture when executed by the Company and authenticated and delivered by the Trustee and issued hereunder the valid binding and legal obligations of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Thirty-ninth Supplemental Indenture having in all respects been duly authorized, the Original

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Indenture as amended and supplemented by this Thirty-ninth Supplemental Indenture (as so amended and supplemented, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I – TRUST ESTATE

Section 1.01   Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2016A Secured Obligations.

Section 1.02   Supplemental Grant.

Pursuant to Granting Clause Third of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2016A Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2016A Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2016A Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-32 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Thirty-eighth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Thirty-eighth Supplemental Indenture.

ARTICLE II – DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01   Definitions of Words and Terms.

Words and terms used in this Thirty-ninth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2016A Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2016A, designated on Exhibit E-30, authorized by the Original Indenture as amended and supplemented by the Thirty-ninth Supplemental Indenture, including the Initial 2016 Secured Bonds and any Exchange 2016 Secured Bonds issued with respect to the Initial 2016 Secured Bonds pursuant to the Exchange and Registration Rights Agreement (each as defined in the Thirty-ninth Supplemental Indenture).

“Thirty-ninth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 39, between the Company and the Trustee, dated and effective as of May 23, 2016.

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Section 2.02    Amendment to Section 1.03 Notices, Etc., to Trustee and Company.

Section 1.03 of the Original Indenture shall be amended and restated in its entirety to read as follows: Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by the Indenture shall be communicated in writing or by a telecommunications device capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:

If the Trustee:     Wells Fargo Bank, National Association

625 Marquette Ave., N9311-110

Minneapolis, MN 55402-2308

Telephone No.: 612-667-8485

Fax No.: 612-316-1014

If the Company:   Tri-State Generation and Transmission Association, Inc.

If by courier service:

1100 West 116th Avenue

Westminster, Colorado 80234

If by United States mail:

P.O. Box 33695

Denver, Colorado 80233

If by overnight mail:

3761 Eureka Way

Frederick, Colorado 80516

Telephone: 303-452-6111

Fax No.: 303-254-6007

Attn: Chief Executive Officer

With a copy to the Senior Vice President and Chief

Financial Officer at the same address.

Section 2.03   Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Thirty-ninth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture).  Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Thirty-ninth Supplemental Indenture so long as such Supplemental Indenture is in effect.

ARTICLE III – AUTHORIZATION AND TERMS OF THE SERIES 2016A SECURED OBLIGATIONS

Section 3.01   Authorization of Series 2016A Secured Obligations.

(a)The Company hereby authorizes the authentication of the 4.250% First Mortgage Bonds, Series 2016A, due 2046, in the aggregate principal amount of $250,000,000.  The 2016 Secured Bonds initially resold pursuant to Rule 144A under the 1933 Act shall be issued initially in the form of one or more permanent global notes

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in definitive, fully registered form in the form attached as Attachment 1 hereto (the “Rule 144A Global Notes”).  The 2016 Secured Bonds shall constitute, in the aggregate, the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2016A.

(b)Each 2016 Secured Bond issued hereunder shall be executed and delivered on behalf of the Company by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such 2016 Secured Bond, and be in a minimum denomination of not less than $2,000 and integral multiples of $1,000 in excess thereof.  Any 2016 Secured Bond may be signed by a Person who, at the actual date of the execution of such 2016 Secured Bond, is an authorized signatory of the Company although at the nominal date of such 2016 Secured Bond such Person may not have been an authorized signatory of the Company.

(c)Pursuant to the Exchange and Registration Rights Agreement, the Company will file a registration statement with the Securities and Exchange Commission (“SEC”) to exchange the secured bonds registered under the 1933 Act for the 2016 Secured Bonds.  For the purposes of this paragraph, Attachment 1, the 2016 Secured Bonds issued at the Time of Delivery (as defined in the 2016 Bond Purchase Agreement) shall be referred to as the “Initial 2016 Secured Bonds” and the 2016 Secured Bonds issued pursuant to the Exchange Offer (as hereinafter defined) shall be referred to as the “Exchange 2016 Secured Bonds.”  The Exchange and Registration Rights Agreement requires the Company to file a registration statement to register the Initial 2016 Secured Bonds (i) by exchanging the Initial 2016 Secured Bonds for Exchange 2016 Secured Bonds through an exchange offer (the “Exchange Offer”) and/or, if applicable, (ii) by filing a Shelf Registration Statement (as defined in the Exchange and Registration Rights Agreement).  In the event that the Company commences the Exchange Offer, each holder of the Initial Series 2016 Secured Bonds shall have the right to tender its interest in such Initial 2016 Secured Bonds in accordance with applicable securities laws and the terms and conditions of the Exchange and Registration Rights Agreement for an equal interest in the Exchange 2016 Secured Bonds.  For all purposes under this Thirty-ninth Supplemental Indenture, following consummation of the Exchange Offer the term “2016 Secured Bonds”, shall mean the Exchange 2016 Secured Bonds and the Initial 2016 Secured Bonds, if any.

(d)The Exchange 2016 Secured Bonds shall be in the same form as Attachment 1, except that such Exchange 2016 Secured Bonds will not contain terms with respect to transfer restrictions and additional interest and the Trustee, upon receipt of a Company Order for the authentication and delivery, will authenticate and deliver the Exchange 2016 Secured Bonds.  Upon the exchange of the Initial 2016 Secured Bonds for the Exchange 2016 Secured Bonds, such Initial 2016 Secured Bonds shall be canceled by the Trustee and the Exchange 2016 Secured Bonds shall represent the Series 2016A Secured Obligations.  Such Exchange 2016 Secured Bonds do not create a new or additional Secured Obligation under the Indenture.

(e)The Company hereby designates Cede & Co., as nominee of The Depository Trust Company, New York, New York, the Securities Depository, as registered holder pursuant to Section 2.09 of the Original Indenture (the “Bond Holder”).  The 2016 Secured Bonds will be deposited with the Trustee, as custodian for the Bond Holder.  Unless and until they are exchanged in whole or in part for 2016 Secured Bonds in definitive form, the 2016 Secured Bonds may not be transferred except as a whole by the Securities Depository to a nominee of the Securities Depository or by a nominee of the Securities Depository to the Securities Depository or another nominee of the Securities Depository or by the Securities Depository or any such nominee to a successor Securities Depository for the 2016 Secured Bonds or a nominee of such successor Securities Depository.  The Securities Depository may surrender the 2016 Secured Bonds in exchange in whole or in part for 2016 Secured Bonds in certificated form in the limited circumstances described herein and on such terms as are acceptable to the Company and the Securities Depository.

If at any time the Securities Depository for the 2016 Secured Bonds notifies the Company that it is unwilling or unable to continue as Securities Depository for such 2016 Secured Bonds or if at any time the Securities Depository for the 2016 Secured Bonds shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable statute or regulation, the Company shall appoint a successor Securities Depository with respect to such 2016 Secured Bonds.  If a successor Securities Depository for such 2016 Secured Bonds is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the 2016 Secured Bonds shall no longer be represented by such global bonds and, subject to Section 2.05 of the Original Indenture, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual 2016 Secured Bonds in exchange for such global bonds, will

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authenticate and deliver individual 2016 Secured Bonds of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global bonds in exchange for such global bonds.

Subject to the procedures of the Securities Depository, the Company may at any time and in its sole discretion determine that the 2016 Secured Bonds issued or issuable in the form of one or more global bonds shall no longer be represented by such global bond.  In such event, subject to Section 2.05 and 2.09 of the Original Indenture and to such procedures, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual 2016 Secured Bonds in exchange in whole or in part for such global bonds, will authenticate and deliver individual 2016 Secured Bonds of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global bonds in exchange for such global bonds.

In any exchange provided for in Section 2.05 of the Indenture, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery, will authenticate and deliver individual 2016 Secured Bonds in definitive registered form in authorized denominations.  Upon the exchange of global bonds in definitive form for individual 2016 Secured Bonds, such global bonds shall be canceled by the Trustee.  The 2016 Secured Bonds in definitive form issued in exchange for global bonds pursuant to this Section 3.01 shall be registered in such names and in such authorized denominations as the Securities Depository for such 2016 Secured Bonds, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such 2016 Secured Bonds in definitive form to the Persons in whose names such 2016 Secured Bonds in definitive form are so registered.

Neither the Company, the Trustee, nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(f)The Series 2016A Secured Obligations are being issued for the purpose of repaying certain of the Company’s indebtedness and other general corporate purposes.

(g)The 2016 Secured Bonds will bear interest payable in arrears semi-annually on June 1 and December 1 of each year, beginning on December 1, 2016, at the rates as set forth in the form of the 2016 Secured Bonds attached hereto as Attachment 1.  If any date for the payment of interest, principal or premium, if any falls on a day which is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

(h)No 2016 Secured Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such 2016 Secured Bond or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any 2016 Secured Bond shall be conclusive evidence, and the only evidence, that such 2016 Secured Bonds have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.  Upon receipt of the documents set forth in Section 2.12 of the Original Indenture, the Trustee shall execute a certificate of authentication to each such 2016 Secured Bond in the form provided for herein which shall indicate such 2016 Secured Bond is a Secured Obligation hereunder.

The Trustee's certificate of authentication for the Series 2016A Secured Obligations shall be as set forth below:

Certificate of Authentication for Series 2016A Secured Obligations

(1)This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

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(2)In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By: _____________________________

Authorized Signatory

(i)Pursuant to Section 2.02(b) of the Original Indenture, attached as Attachment 1 is the form of the 2016 Secured Bond.  Also attached is Exhibit E-30, a description of the principal amount, maturity date, interest rate, and other terms of the Series 2016A Secured Obligations.

Section 3.02   Persons Deemed Holder.

Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owners or Holders of such 2016 Secured Bonds for all purposes of the Indenture.

Section 3.03   Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04   Registration, Transfer and Exchange.

The 2016 Secured Bonds shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.  The Company may change the place of registration of transfer and exchange of any of the 2016 Secured Bonds, and may designate one or more additional places for such registration and exchange, all at its discretion.

Section 3.05   Payments on the 2016 Secured Bonds.

Payment on the 2016 Secured Bonds shall be made to the Paying Agent in the manner and in accordance with the 2016 Secured Bonds and this Thirty-ninth Supplemental Indenture.  The Company hereby appoints, and Wells Fargo Bank, National Association hereby accepts its appointment to serve as the Paying Agent for the 2016 Secured Bonds, and the Place of Payment of the 2016 Secured Bonds shall be at the offices of the Paying Agent in Minneapolis, Minnesota.  The Company may remove the Paying Agent in accordance with Section 7.09 of the Original Indenture, which shall apply mutatis mutandis to the Paying Agent.

Section 3.06   Redemption and Prepayment.

The Series 2016A Secured Obligations shall be redeemable or prepayable in accordance with the terms of the 2016 Secured Bond attached hereto as Attachment 1.

ARTICLE IV – SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01   Supplements to Exhibits to Original Indenture.

Exhibit A attached to the Original Indenture, as previously supplemented, is hereby supplemented by Exhibit A-32 attached hereto.  Exhibit E attached to the Original Indenture, as previously supplemented, is hereby supplemented by Exhibit E-30 attached hereto.  Exhibit H-33 is hereby incorporated into the Indenture as attached hereto.  All Exhibits and Attachments to this Thirty-ninth Supplemental Indenture are incorporated herein by reference.

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ARTICLE V – REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Thirty-ninth Supplemental Indenture and to issue the 2016 Secured Bonds, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Thirty-ninth Supplemental Indenture and the 2016 Secured Bonds as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the 2016 Secured Bonds have been satisfied.

Section 5.02   Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any 2016 Secured Bond remains Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the 2016 Secured Bonds.  The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

Section 5.03   Covenant to Provide Reports under Rule 144A(d)(4)

So long as any of the 2016 Secured Bonds are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, unless at the time the Company is subject to and in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall provide to any Holder of, or beneficial holder of an interest in, a 2016 Secured Bond or any prospective purchaser of a 2016 Secured Bond designated by a Holder of, or beneficial holder of an interest in, a 2016 Secured Bond, upon the request of such Holder, beneficial holder or prospective purchaser, the information described in Rule 144A(d)(4) under the 1933 Act.

Section 5.04   Covenant to Provide Financial and Business Information

(a) After the effective date of the registration statement under the 1933 Act for the 2016 Secured Bonds, unless prohibited by the Exchange Act, any rule or regulation promulgated thereunder or any action by the SEC, the Company covenants and agrees to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act.

(b)At any time the Company is not subject to or in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall deliver to the Trustee:

(i)

Quarterly Statements – within 60 days after the end of each quarterly fiscal period in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of:

(1) a balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and

(2) statements of income and changes in cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements generally, and certified by the chief financial officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, as well as a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which shall provide such information as the Company believes is necessary to understand its financial condition, changes in financial condition, and results of operations; provided,

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that, the Trustee shall furnish to any Holder of, or beneficial holder of an interest in, a 2016 Secured Bond, or a prospective purchaser of a 2016 Secured Bond designated by a Holder of, or beneficial Holder of an interest in, a 2016 Secured Bond copies of any reports filed with it by the Company pursuant to the provisions of this Section 5.04(a) promptly upon written request.

(c)Annual Statements – within 120 days after the end of each Fiscal Year of the Company, duplicate copies of:

(i)	a balance sheet of the Company and its consolidated subsidiaries, as at the end of such year, and
(ii)	statements of income and changes in cash flows of the Company and its consolidated subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, as well as a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which shall provide such information as the Company believes is necessary to understand its financial condition, changes in financial condition, and results of operations, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that, timely delivery to the Trustee of the statements required under Section 4.18 of the Original Indenture shall be deemed to satisfy the requirements of this Section 5.04(b); and provided further, that, the Trustee shall furnish to any Holder of, or beneficial holder of an interest in, a 2016 Secured Bond, or a prospective purchaser of a 2016 Secured Bond designated by a Holder of, or beneficial Holder of an interest in, a 2016 Secured Bond copies of any reports filed with it by the Company pursuant to the provisions of this Section 5.04(b), promptly upon written request.

ARTICLE VI – MISCELLANEOUS PROVISIONS

Section 6.01   Ratification of Indenture.

The Original Indenture as amended and supplemented by this Thirty-ninth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument.  Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Thirty-ninth Supplemental Indenture.  All references to "this Indenture" or to "the Indenture" or to "hereunder" in the Indenture shall be to the Original Indenture, as amended and supplemented by this Thirty-ninth Supplemental Indenture, and as otherwise amended and supplemented from time to time.  Except as amended and supplemented by this Thirty-ninth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02   Benefits of Indenture.

Nothing in this Thirty-ninth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations, any benefit or any legal or equitable right, remedy or claim under this Thirty-ninth Supplemental Indenture.

Section 6.03   Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Thirty-ninth Supplemental Indenture.

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Section 6.04   Binding Effect.

All the covenants, stipulations, promises and agreements in this Thirty-ninth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05   Severability Clause.

In case any provision in this Thirty-ninth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06   Execution in Counterparts.

This Thirty-ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07   Governing Law.

This Thirty-ninth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Thirty-ninth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); and (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

Section 6.08   Effect of Headings and Table of Contents

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09   Successors and Assigns.

All covenants and agreements in this Thirty-ninth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10   Entire Agreement.

This Thirty-ninth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11   Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

Supplement 39 - Final - Page 9

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-ninth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND

TRANSMISSION ASSOCIATION, INC.,

as the Company

By/s/ Rick L Gordon____________

[SEAL]Rick L. Gordon

Chairman and President

Tri-State Generation and Transmission Association, Inc.

1100 W. 116th Avenue

Westminster, Colorado  80234

ATTEST:

By: /s/ Matt M Brown________

Matt Brown

Assistant Secretary

STATE OF COLORADO)

)ss.

COUNTY OF ADAMS)

The foregoing instrument was acknowledged before me this 10th day of May, 2016, by Rick L. Gordon, Chairman and President of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Penny L McLaughlin

Notary Public

(Notary Seal)

My commission expires:  9/11/2018

Signature page for Supplemental Master Mortgage Indenture No. 39

Supplement 39 - Final - TS Sig Page

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

as the Trustee

By:/s/ Patrick T. Giordano

[SEAL]Patrick T. Giordano

Vice President, Corporate Trust

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

STATE OF TEXAS)

)ss.

COUNTY OF DALLAS)

The foregoing instrument was acknowledged before me this __ day of May, 2016, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ D Runnels

Notary Public

(Notary Seal)

My commission expires:  06/28/2016

Signature page for Supplemental Master Mortgage Indenture No. 39

Supplement 39 - Final - WF Sig Page

ATTACHMENT 1

[Form of First Mortgage Bond, Series 2016A, due 2046]

THE BOND EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS, IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE MASTER INDENTURE REFERRED TO ON THE REVERSE HEREOF.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

4.250% FIRST MORTGAGE BONDS, SERIES 2016A, DUE 2046

$____________	May 23, 2016
No. ___	CUSIP ____________

FOR VALUE RECEIVED, TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation duly organized under the law of the State of Colorado (the “Company”), hereby promises to pay to CEDE & CO., or registered assigns, at the principal corporate trust office of the Trustee, in Minneapolis, Minnesota, the principal sum of ______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of this Bond), in lawful money of te United States of America and in immediately available funds, on June 1, 2046, and to pay interest, in like money and funds (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond for the period commencing on the date hereof until this Bond shall be paid in full, at a rate equal to four and 25/100 percent (4.250%) per annum, payable in arrears semi-annually on each June 1 and December 1 of each year, commencing December 1, 2016 (each an “Interest Payment Date”) to the person in whose name this Bond is registered at the close of business on the regular record date for such interest, which shall be May 15 or November 15, respectively (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding each such interest payment date, and at final maturity.  Interest on this Bond will be payable on each Interest Payment Date for each bond for the period commencing on the next preceding Interest Payment Date (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, the Interest Payment Date.

This Bond is one of an authorized series of 4.250% First Mortgage Bonds, Series 2016A, due June 1, 2046 (together, the “Bonds”), in the initial aggregate principal amount of $250,000,000.  The Bonds were issued pursuant to and subject to the Master First Mortgage Indenture, Deed of Trust and Security Agreement, Amended, Restated and Effective as of December 15, 1999, between the Company and Wells Fargo Bank, National Association, a national banking association (as successor through consolidation to Wells Fargo Bank West, National Association), as Trustee, as previously supplemented and amended by thirty-seven supplemental indentures and as further supplemented and amended by the Supplemental Master Mortgage Indenture No. 39, effective as of May 23, 2016 (as so supplemented and amended and as may be further supplemented or amended according to its terms, the “Master Indenture”). Terms used but not defined in this Bond have the respective meanings assigned to them in the Master Indenture.

TRI-STATE GENERATION AND TRANSMISSION
ASSOCIATION, INC.

By _____________________________

Name:

Its

[(SEAL)

Attest:

_____________________________

Secretary]

CERTIFICATE OF AUTHENTICATION

Series 2016A Secured Obligations

(1)This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

(2)In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL

ASSOCIATION, AS TRUSTEE

By: _________________________________

Authorized Signatory

Signature Page of First Mortgage Bonds, Series 2016A, due 2046

REVERSE OF 4.250% FIRST MORTGAGE BONDS, SERIES 2016A, DUE 2046

This Bond is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued pursuant to and subject to the Master Indenture.

Except as otherwise provided herein, this Bond may be redeemed in accordance with the procedures set forth in the Master Indenture on not less than 30 nor more than 60 days’ notice given as provided in the Master Indenture, as a whole or in part, at any time at the option of the Company, at the “Make-Whole Price” equal to the greater of (i) 100% of the principal amount of this Bond being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (a) the yield to maturity, determined on the third Business Day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of this Bond and trading in the secondary market at the price closest to par, and (b) 25 basis points; plus, in either case, accrued and unpaid interest on the principal amount of this Bond being redeemed to but excluding the redemption date.

If there is no U.S. Treasury security having a life equal to the remaining average life of this Bond, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of this Bond and trading in the secondary market at the price closest to par.

If less than all the Bonds are to be redeemed, the Trustee will select the Bonds to be redeemed by such method as the Trustee deems fair and appropriate.  The Trustee may select for redemption Bonds in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.  So long as Cede & Co., as nominee for DTC, is the sole registered Holder of the Bonds, partial redemptions will be administered in accordance with DTC procedures, which may require such partial redemptions to be determined by lot.  In the event of a partial redemption of the Bonds, the Company will issue new Bonds for the unredeemed portion in the name of each Holder of the partially redeemed Bonds.

On or after December 1, 2045 (which is the date that is six months prior to the maturity date of the Bonds), this Bond will be redeemable upon not less than 30 nor more than 60 days’ prior notice given to the Holder of this Bond, at a redemption price equal to 100 percent of the principal amount of this Bond plus accrued and unpaid interest to, but excluding, the date of redemption.

If at the time of mailing of notice for the optional redemption the Company has not deposited with the Trustee moneys sufficient to redeem all of the Bonds called for redemption, the notice of optional redemption given by the Trustee will so state and will further state that the redemption of the Bonds is conditional upon the Company providing, or causing to be provided, to the Trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the Bonds will not be redeemed unless such funds are deposited. The failure of the Trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by the Company under the Master Indenture and the Company will not be liable to any Holder of those Bonds as a result of the failed redemption. If the Trustee has sufficient designated funds on deposit to effect a redemption at the time the Company or, at the Company’s request,  the Secured Obligation Registrar, gives notice of the redemption, then the Company is obligated to redeem the Bonds as provided in that notice.

Unless the Company defaults in payment of the redemption price and accrued interest, if any, the portion of Bonds called for redemption will no longer accrue interest on and after the redemption date.

[If an initial Series 2016A Bond, then insert – Pursuant to the Exchange and Registration Rights Agreement dated as of May 23, 2016 (the “Exchange and Registration Rights Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers, the Company has agreed to file within 90 days after the issue date of the Bonds a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Bonds for a bond (the “Exchange Bonds”) which will have terms substantially identical in all material respects to the Bonds, except that the Exchange Bonds will not contain terms with respect to transfer restrictions and additional interest (the “Exchange Offer”) and/or, if applicable, to file a shelf registration statement under the Securities Act covering resale for the Bonds (the “Shelf Registration Statement”).  If the Company fails to comply with the applicable provisions in the Exchange and Registration Rights Agreement, then, as liquidated damages, additional interest shall become payable in respect of the Bonds as follows:

(1) if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed within 150 days after the issue date of the Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Exchange and Registration Rights Agreement;

(2) if (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective within 150 days after the issue date of the Bonds or (b) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 60th day following the date the obligation to file Shelf Registration Statement arose; or

(3) if either (a) the Company has not exchanged the Exchange Bonds for all Bonds validly tendered in accordance with the terms of the Exchange Offer on or prior to 30th business day following the effective date of the Exchange Offer Registration Statement or (b) if applicable, the Shelf Registration Statement ceases to remain effective at any time prior to the first anniversary of the effective date of such Shelf Registration Statement, and such failure to remain effective exists for more than 90 days;

(each such event referred to in clauses (1) through (3) above is a “Registration Default”), the sole remedy available to Holders of this Bond will be the immediate assessment of additional interest (“Additional Interest”) as follows: the per annum interest rate on this Bond will increase by 0.25%, and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.00% per annum in excess of the interest rate shown on the face of this Bond. All Additional Interest will be payable to Holders of this Bond in cash on each Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on this Bond will revert to the interest rate shown on the face of this Bond.]

The Master Indenture contains provisions for defeasance of the entire indebtedness of this Bond upon compliance by the Company with certain conditions set forth in the Master Indenture.

If an Event of Default with respect to this Bond shall occur and be continuing, the unpaid principal of this Bond may be declared due and payable in the manner and with the effect provided in the Master Indenture.

The Master Indenture may be amended from time to time pursuant to Article IX of the Master Indenture.  Pursuant to the Master Indenture, certain amendments may be effected without the consent of the Holders of any Secured Obligations, including the Bonds, or with only the consent of the Holders of a majority in aggregate principal amount of the Secured Obligations Outstanding on the Special Record Date established by the Trustee for determining such consents.

As provided in the Master Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Secured Obligation Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in any place where the principal of (and premium, if any) and interest, if any, on this Bond is payable. When surrendered for transfer, this Bond shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Secured Obligation Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Bond is a Secured Obligation under the terms of the Master Indenture and is secured thereunder on a parity with other Secured Obligations.  In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations in the manner specified in the Master Indenture.

This Bond is not subject to any sinking fund.

This Bond is entitled to the benefit of the lien under the Master Indenture.

Each Holder, by accepting a Bond, agrees to be bound by all the terms and provisions of the Master Indenture, as the same may be amended from time to time in accordance with its terms.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent under the Master Indenture by manual signature, this Bond shall not be entitled to any benefit under the Master Indenture or be valid or obligatory for any purpose.

This Bond shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A-32

to the Supplemental Master Mortgage Indenture No. 39

A full copy of the Thirty-ninth Supplemental Indenture with the full Exhibit A-32 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming.  Counterparts of this Thirty-ninth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit A-32 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

Exhibit A-32 to Supplemental Master Mortgage Indenture No. 39

EXHIBIT E-30

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc. Electric System

Secured Obligations Series 2016A (2016 Bond Purchase Agreement)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

First Mortgage Bonds	5/23/2016	$250,000,000	4.250%	6/1/2046

E-30

EXHIBIT H-33

to the Supplemental Master Mortgage Indenture No. 39

A full copy of the Thirty-ninth Supplemental Indenture with the full Exhibit H-33 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Kansas, Nebraska, New Mexico and Wyoming.  Counterparts of this Thirty-ninth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Kansas, Nebraska and Wyoming contain an Exhibit H-33 which identifies the recording data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Thirty-eighth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less property released of record) and in the case of filings in Kansas, Nebraska and Wyoming, full descriptions of property encumbered in Kansas, Nebraska and Wyoming.  In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.  There is no Twenty-fifth Supplemental Indenture.

Exhibit H-33 cover page to Supplemental Master Mortgage Indenture No. 39

EXHIBIT H-33

RECORDING INFORMATION FOR

____________ COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37
Supplement 38

*Supplement 25 was skipped and will not be used.